                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            LUFKIN INDUSTRIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

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Notes:

                            LUFKIN INDUSTRIES, INC.
                                 LUFKIN, TEXAS


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 3, 2000


TO THE SHAREHOLDERS OF LUFKIN INDUSTRIES, INC.

     Notice is hereby given that the Annual Meeting of the Shareholders of Lufkin Industries, Inc., a Texas corporation, will be held at the Museum of East Texas, 503 North Second, Lufkin, Texas, on the 3rd day of May, 2000, at 9:00 a.m. Lufkin Time, for the following purposes:

     1. To elect three directors to the Company's board to serve until the annual shareholders' meeting held in 2003 or until their successors have been elected and qualified.

     2. To ratify and approve the Lufkin Industries, Inc. Incentive Compensation Plan 2000.

     3. To appoint Arthur Andersen LLP, independent certified public accountants, as the Company's auditors for the year 2000.

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on March 31, 2000, are entitled to notice of and to vote at the meeting.

     You are kindly requested to mark, sign, date and return the enclosed Proxy promptly, regardless of whether you expect to attend the meeting, in order to ensure a quorum. If you are present at the meeting, and wish to do so, you may revoke the Proxy and vote in person.

     It is sincerely hoped that it will be possible for you to personally attend the meeting.


                                        PAUL G. PEREZ
                                          Secretary

April 7, 2000

                            LUFKIN INDUSTRIES, INC.
                               601 SOUTH RAGUET
                              LUFKIN, TEXAS 75904

                                PROXY STATEMENT


--------------------------------------------------------------------------------
GENERAL INFORMATION
--------------------------------------------------------------------------------

     The accompanying proxy is solicited by the Board of Directors of Lufkin Industries, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on May 3, 2000, and any adjournments thereof. The annual meeting will be held at 9:00 a.m. Lufkin Time, at the Museum of East Texas, 503 North Second, Lufkin, Texas. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with the directions noted thereon; or if no direction is indicated, it will be voted in favor of the proposals set forth in the notice attached hereto. Any shareholder giving a proxy has the power to revoke it by oral or written notice to the Secretary of the Company at any time before it is voted.

     A shareholder entitled to vote for the election of directors can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors. Abstentions from the proposal to elect directors, the proposal to approve the Lufkin Industries, Inc. Incentive Stock Compensation Plan 2000 or the proposal to approve the appointment of independent certified public accountants are treated as votes against the particular proposal. Broker non-votes on any of such matters are treated as shares as to which voting power has been withheld by the beneficial holders of those shares and, therefore, as shares not entitled to vote on the proposal as to which there is the broker non-vote.

     The cost of solicitation of these proxies will be borne by the Company. In addition to solicitation by mail, certain directors, officers, and regular employees of the Company may solicit proxies by telephone and personal interview.

     The approximate date on which this Proxy Statement will first be sent to shareholders is April 7, 2000.

--------------------------------------------------------------------------------
VOTING SECURITIES
--------------------------------------------------------------------------------

     At the close of business on March 31, 2000, which is the record date for the determination of shareholders of the Company entitled to receive notice of and to vote at the annual meeting or any adjournments thereof, the Company had outstanding 6,369,001 shares of common stock, $1.00 par value (the "Common Stock"). Each share of Common Stock is entitled to one vote upon each of the matters to be voted on at the meeting.

--------------------------------------------------------------------------------
PROPOSAL NO. 1:   ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     The Board of Directors has nominated and urges you to vote FOR the election of the three directors who have been nominated to serve a three-year term of office in the 2003 class of directors. Proxies solicited hereby will be so voted unless shareholders specify otherwise in their proxies. The affirmative vote of the holders of a majority of the Common Stock present in person or by proxy at the meeting and entitled to vote is required for approval of this Proposal.

     The Company's Fourth Restated Articles of Incorporation (the "Articles") divide the Board of Directors, with respect to terms of office, into three classes, designated as Class I, Class II and Class III. Each class of directors is to be elected to serve a three-year term and is to consist of, as nearly as possible, one-third of the members of the entire Board. In accordance with the Company's Bylaws, the Company's Board of Directors is currently fixed at 10 members.

     The term of office of each of the Class III Directors expires at the time of the 2000 Annual Meeting of Shareholders, or as soon thereafter as their successors are elected or qualified. Mr. W. T. Little, a Class III Director,
passed away in May 1999.   Mr. Smith, currently a Class II Director, has been
nominated and has consented to run as a Class III Director. Mr. Henderson and Mr. Kurth have also been nominated to serve an additional three-year term as Class III Directors. Each of the nominees has consented to be named in this Proxy Statement and to serve as a director, if elected.

     It is intended that the proxies solicited hereby will be voted FOR the election of the nominees for director listed below, unless authority to do so has been withheld. If, at the time of the 2000 Annual Meeting of Shareholders, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy will be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

DIRECTORS AND NOMINEES FOR DIRECTOR

     The nominees for Class III Directors, if elected, whose term of office will expire in 2003, and certain additional information with respect to each of them, are as follows:

          Douglas V. Smith, President, Chief Executive Officer and Chairman of the Board of the Company. Age 57. Mr. Smith was elected President and Chief Executive Officer of the Company in January 1993 and Chairman of the Board in May 1995. He was also elected as a director in January 1993.

          Simon W. Henderson, III, manager of his own investments. Age 66. Mr. Henderson has been a director of the Company since 1971 and currently serves as a member of the Compensation Committee, the Executive Committee and the Nominating Committee.

          Melvin E. Kurth, Jr., manager of his own investments.  Age 69.
     Mr. Kurth has been a director of the Company since 1968 and currently serves as a member of the Audit Committee and the Nominating Committee.

     The Class I Directors, whose present term of office as directors will continue after the meeting and expire in 2001, and certain additional information with respect to each of them, are as follows:

          John H. Lollar, Managing Partner of Newgulf Exploration, L.P. Age 61. Mr. Lollar previously was Chairman, President and Chief Executive Officer of Cabot Oil and Gas. He became a director of the Company in 1997 and currently serves as a member of the Audit Committee and the Pension Committee. He is a director of Plains Resources.

          Bob H. O'Neal, formerly President of Stewart & Stevenson Services, Inc. Age 65. Mr. O'Neal became a director in 1992 and currently serves as a member of the Compensation Committee and the Nominating Committee.

          H. J. Trout, Jr., manager of his own investments. Age 55. Mr. Trout has been a director of the Company since 1980 and currently serves as a member of the Executive Committee, the Nominating Committee and the Pension Committee.

          Thomas E. Wiener, attorney. Age 59. Mr. Wiener became a director of the Company in 1987 and currently serves on the Audit Committee and the Executive Committee.

     The Class II Directors, whose present term of office will continue after the meeting and expire in 2002, and certain additional information with respect to each of them, are as follows:

          L.R. Jalenak, Jr., manager of his own investments and a director of Perrigo Company and Dyersburg Corp. He also serves as an Independent Trustee for First Funds (a family of mutual funds). Age 69. Mr. Jalenak has been a director since 1990 and also serves on the Compensation Committee and Audit Committee.

          Henry H. King, manager of his own investments. Age 67. Mr. King has been a director since 1990 and also serves on the Executive Committee and the Compensation Committee.

          W. W. Trout, Jr., retired Vice President of the Company. Age 68. Mr. Trout has been a director of the Company since 1968.

          Mr. W. W. Trout, Jr. and Mr. H. J. Trout, Jr. are first cousins.

     As noted above, Douglas V. Smith has agreed to run as a Class III Director to fill the position vacated by the death of Mr. W. T. Little.

     The following table reflects the beneficial ownership of the Company's Common Stock as of December 31, 1999, with respect to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock; (ii) the directors and nominees for director;
(iii) each executive officer named in the Summary Compensation Table and
(iv) the Company's directors and officers as a group.

                                                        NUMBER OF
NAME OF                                               SHARES OWNED       PERCENT
BENEFICIAL OWNER                                    BENEFICIALLY/(1)/   OF CLASS
-------------------------------------------------   -----------------   ---------
Heartland Advisors, Inc.                                  615,000         9.1%
Dimensional Fund Advisors Inc.                            391,100         5.8
John F. Glick                                              19,150           *
Simon W. Henderson, III                                    80,179         1.2
Larry M. Hoes                                              12,645           *
L. R. Jalenak, Jr.                                          9,400           *
Henry H. King                                              10,128           *
Melvin E. Kurth, Jr.                                      100,584         1.5
John H. Lollar                                              7,000           *
Bob H. O'Neal                                               8,500           *
Paul G. Perez                                              17,213           *
Scott H. Semlinger                                         25,770           *
Douglas V. Smith                                          137,777         2.0
H. J. Trout, Jr.                                          307,409         4.5
W. W. Trout, Jr.                                           15,129           *
Thomas E. Wiener                                           73,036         1.1
Directors and Officers as a group (15 persons)            831,048        12.2

----------------------
* Indicates ownership of less than one percent of the outstanding shares of Common Stock of the Company.

(1)  Includes shares subject to presently exercisable options.

     Each director and nominee for director listed above possesses sole voting and investment powers as to all the shares listed as being beneficially owned by such person, except Melvin E. Kurth, Jr. who has a limited term interest in the income of 26,712 of the listed shares which are held in trust for the benefit of himself and his sons; H. J. Trout, Jr., who has a remainder interest as to 148,130 of the listed shares which are held in a trust for his mother for which he is trustee; and Thomas E. Wiener, who shares voting and dispositive powers as to 48,864 of the listed shares. The shares listed above include 7,093 shares held in a family limited partnership over which Mr. Henderson shares investment and voting control.

     The Board of Directors has a standing Audit Committee. The Audit Committee is currently comprised of Messrs. L. R. Jalenak, Jr., M. E. Kurth, Jr.,
J. H. Lollar and T. E. Wiener. The Audit Committee's functions include making recommendations concerning the engagement of independent auditors, reviewing with the independent auditors the plan and results of the auditing engagement, reviewing the scope and results of the Company's procedures for internal auditing, reviewing professional services provided by the independent auditors, reviewing the independence of the independent auditors, considering the range of audit and nonaudit fees and reviewing the adequacy of the Company's internal accounting controls.

     The Board of Directors also has a standing Compensation Committee which is currently comprised of Messrs. B. H. O'Neal, S. W. Henderson III,
L. R. Jalenak, Jr. and H. H. King. The functions performed by the Compensation Committee include: reviewing executive salary and bonus structure; reviewing the Company's stock option plan (and making grants thereunder); setting bonus goals; and approving salary and bonus awards to key executives.

     The Board of Directors also has a standing Nominating Committee which is currently comprised of Messrs. M. E. Kurth, S. W. Henderson III, B. H. O'Neal and H. J. Trout, Jr. The Nominating Committee does not consider nominees recommended by the shareholders of the Company.

     During 1999, the Audit Committee had two meetings, the Compensation Committee had four meetings, the Executive Committee had three meetings and the Board of Directors had four meetings. During 1999 each continuing member of the Board of Directors attended 75% or more of the meetings of the Board of Directors and the committees of which he was a member.

     During 1999, the directors received $1,000 for each meeting of the Board of Directors and $850 for each committee meeting that they attended in addition to a quarterly payment of $3,500. In addition, each director receives a 5,000 share stock option grant on the date of his election to the Board of Directors and 1,000 shares each year thereafter as long as he continues on the Board.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons holding more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") and any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted (i) initial reports of ownership, (ii) reports of changes in ownership and (iii) annual reports of ownership of Common Stock and other equity securities of the Company. Such directors, officers and ten-percent shareholders are also required to furnish the Company with copies of all such filed reports.

     Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required during 1999, the Company believes that, all Section 16(a) reporting requirements related to the Company's directors and executive officers were timely fulfilled during 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1999, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Board of Directors of the Company, or (ii) a director of another entity, one of whose executive officers served on the Board of Directors of the Company or its subsidiaries.

     During 1999, no member of the compensation committee (or board committee performing equivalent functions) (i) was an officer or employee of the Company,
(ii) was formerly an officer of the Company or (iii) had any business relationship or conducted any transactions with the Company.

                     REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors of Lufkin Industries, Inc. (the "Committee") is pleased to present the 1999 report on executive compensation. This report of the Committee documents the components of the Company's executive officer compensation program and describes the basis on which the compensation program determinations were made by the Committee with respect to the executive officers of the Company, including the executive officers that are named in the compensation tables. The Committee meets regularly and is comprised entirely of non-employee directors. The duty of the Committee is to review compensation levels of members of management, as well as administer the Company's various incentive plans including its annual bonus plan and its stock option plan. The Committee reviews in detail, with the Board of Directors, all aspects of compensation for all of the Company's senior officers.

     The Committee has retained the services of a national compensation consulting firm, to assist the Committee in connection with the performance of its various duties. Such firm provides advice to the Committee with respect to how compensation paid by the Company to its senior officers compares to compensation paid by other companies. Members of the Committee review compensation surveys provided by the consulting firm as well as surveys provided by other sources.

EXECUTIVE COMPENSATION PROGRAM PHILOSOPHY

     The design of the Company's executive compensation program is based on three fundamental principles. First, compensation must support the concept of pay for performance, that is, compensation awards are directly related to the financial results of the Company, to increasing shareholders' value, and to individual contributions and accomplishments. As a result, much of an executive officer's compensation is "at risk" with annual bonus compensation, at target levels, amounting to approximately 35% of total cash compensation.

     The second principle of the program is that it should offer compensation opportunities competitive with those provided by other comparable industrial companies. It is essential that the Company be able to retain and reward its executives who are critical to the long-term success of the Company's diversified and complex businesses.

     The final principle is that the compensation program must provide a direct link between the long-term interests of the executives and the shareholders. Through the use of stock-based incentives, the Committee focuses the attention of executives on managing the Company from the perspective of an owner with an equity stake.

COMPENSATION PLAN COMPONENTS

     Base Salary.   The Committee has established base salary levels for the
Company's executive officers that are generally comparable to similar executive positions in companies of similar size and complexity as the Company. The Company obtains comparative salary information from published market surveys and from a national compensation consulting firm. The comparative data is from industrial companies of a comparable size in revenue during this period. The Company's salaries were competitive with the market at the fiftieth percentile in these comparisons. As part of its responsibilities, the Committee approves all salary changes for the Company's officers and bases individual salary changes on a combination of factors such as the performance of the executive, salary level relative to the competitive market, the salary increase budget for the Company, level of responsibility and the recommendation of the Chief Executive Officer. In accordance with its review process, the Committee approves base salary increases for those officers whose salary level and performance warranted an adjustment. Base salary increases approved for these officers in 1999 averaged 4.5%.

     Incentive Compensation.   The Company's performance, or that of a division
or business unit, as the case may be, for purposes of compensation decisions is measured under the annual bonus plan against goals established at the start of the year by the Committee. In each instance, the goals consisted in most part of making budgeted sales and expense levels, as well as subjective individual performance goals.

     Chief Executive Officer Compensation.   Mr. Smith's base salary for 1999
was $360,000 and he did not receive a bonus. This amount was determined by the Compensation Committee as a part of a three year employment contract that began on January 1, 1999 the term of the contract automatically extends for an additional year up each anniversary of the contract and currently expires on December 31, 2002. The Committee believes that the contract is competitive and that the employment contract is critical to attract and retain the best qualified executives.

     Stock Options.   During 1999, the Committee also made stock option grants
to the CEO and to each of the senior officers of the Company. Each of those officers received stock options which were based on his responsibilities and relative position in the Company. In 1999, 79,333 shares of stock options were granted to the Company's officers which compares to 55,500 shares granted to officers in 1998. Of the options granted to officers, 53,333 shares of stock options were granted to Mr. Smith in 1999 compared to 30,000 granted to him in 1998. The Committee's policy is to make stock option grants annually and for the purpose of tying a portion of the employees' compensation to the long-term performance of the Company's Common Stock. By making such grants, the Committee feels that these grants help senior officers' interests coincide with those of the shareholders.

     No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. The following members of the Compensation Committee have delivered the foregoing report:

     B. H. O'Neal, Chairman
     S. W. Henderson III
     L. R. Jalenak, Jr.
     H. H. King

     The foregoing report and the performance graph and related description included in this proxy statement shall not be deemed to be filed with the Securities and Exchange Commission except to the extent the Company specifically incorporates such items by reference into a filing under the Securities Act of 1933 or Securities Exchange Act of 1934.

PERFORMANCE GRAPH

     The following performance graph compares the performance of the Company's common stock to the NASDAQ Market Value Index and to the Media General Oilfield Services Index (which includes the Company) for the last five years. The graph assumes that the value of the investment in the Company's common stock and each index was $100 at December 31, 1994.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN



                             [CHART APPEARS HERE]

                                                 DECEMBER 31,
                              ---------------------------------------------------
                               1994     1995     1996     1997     1998     1999
                              ------   ------   ------   ------   ------   ------
Lufkin Industries, Inc.       100.00   126.18   143.71   210.72   112.05    95.25
Oil & Gas Equipment/Svcs      100.00   134.62   199.91   302.99   155.80   208.99
NASDAQ Market Index           100.00   129.71   161.18   197.16   278.08   490.46

EXECUTIVE COMPENSATION

     The following table sets forth information with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company as to whom the total annual salary and bonus for the year ended
December 31, 1999 exceeded $100,000:

                          SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                                                  COMPENSATION
                      ANNUAL COMPENSATION                            AWARDS
---------------------------------------------------------------   -------------
                                                                  STOCK  OPTIONS      ALL OTHER
 NAME AND PRINCIPAL POSITION     YEAR    SALARY      BONUS(1)        (SHARES)       COMPENSATION(2)
------------------------------   ----   ---------   -----------   ---------------   ---------------
Douglas V. Smith                 1999    $360,000   $      -          53,333             $16,247
 President and                   1998     360,000          -          30,000              24,573
 Chief Executive Officer         1997     308,000    185,000          20,000              19,943

Larry M. Hoes                    1999     172,800          -           6,000               7,833
 Vice President                  1998     172,800          -           4,500              11,479
                                 1997     161,477     81,780           4,000               9,256

John F. Glick                    1999     160,000          -           6,000               8,376
 Vice President                  1998     160,000     25,000           4,500               8,494
                                 1997     155,577     28,320           4,000               8,448

Scott H. Semlinger               1999     147,000          -           6,000               8,156
 Vice President                  1998     147,000     25,000           4,500               7,500
                                 1997     136,385     43,690           4,000               7,086

Paul G. Perez                    1999     118,000          -           5,000               5,402
 Vice President                  1998     118,000          -           3,250               6,876
                                 1997     112,000     47,000           3,000               6,481

---------
(1) Annual bonus amounts are earned and accrued during the years indicated, and paid in the first quarter of the following year.
(2) The All Other Compensation consists of the Company's contribution to the Thrift Plan.


STOCK OPTION PLANS

     The Company has a stock option plan (the "Plan"), pursuant to which options to purchase shares of the Company's stock are outstanding. The purpose of the Plan is to advance the best interests of the Company by providing those persons who have substantial responsibility for the management and growth of the Company with additional incentive by increasing their proprietary interest in the success of the Company. All options for stock were granted by the Compensation Committee. The term of the Plan is expiring this year and no future grants of awards under the Plan will be allowed. However, awards that have been issued prior to the expiration of the Plan but that have not expired will still be honored by the Company.

     The Company's shareholders are being asked to approve the 2000 Plan (as defined herein) at the meeting to which this Proxy Statement relates. The terms of the 2000 Plan to be approved are described under Proposal 2 below and the 2000 Plan, as proposed, is set forth in its entirety as Appendix A hereto.

     The following table shows, as to the Chief Executive Officer and the four most highly compensated executive officers of the Company, information about option grants in the last year. The Company does not grant any Stock Appreciation Rights.


                       OPTION GRANTS IN LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS                                                 POTENTIAL REALIZABLE
------------------------------------------------------------------------------------------------------    VALUE AT ASSUMED
                                                    PERCENTAGE OF                                       ANNUAL RATES OF STOCK
                                                    TOTAL OPTIONS                                        PRICE APPRECIATION
                                   OPTIONS           GRANTED TO                                            FOR OPTION TERM
                                   GRANTED            EMPLOYEES       EXERCISE PRICE       EXPIRATION   ---------------------
            NAME                (SHARES)/(1)/         IN 1999         (PER SHARE)/(2)/        DATE         5%         10%
-----------------------------   -------------      -------------      ---------------      ----------   ---------------------
Douglas V. Smith/(3)/               53,333              24%               $16.875          02/16/2009    566,002   1,434,359
Larry M. Hoes/(4)/                   6,000               3                 14.00           11/09/2009     52,827     133,874
John F. Glick/(4)/                   6,000               3                 14.00           11/09/2009     52,827     133,874
Scott H. Semlinger/(4)/              6,000               3                 14.00           11/09/2009     52,827     133,874
Paul G. Perez/(4)/                   5,000               2                 14.00           11/09/2009     44,023     111,562

--------------
(1) The options were granted for a term of ten years subject to earlier termination in certain events related to termination of employment.

(2) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(3) Options are /1/3/ exercisable at time of grant, /1/3/ starting twelve months after the grant date, with full vesting occurring on the second anniversary date.

(4) Options granted are exercisable starting twelve months after the grant date, with 25% of the shares becoming exercisable at that time and with an additional 25% of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date.

     There were no option exercises in the last fiscal year by the Chief Executive Officer and the four most highly compensated executive officers.


RETIREMENT PLAN

     Certain employees of the Company, including its executive officers, are participants in the Company's Retirement Plan for Salaried Employees (the "Qualified Plan"). The Qualified Plan is a defined benefit plan, qualified under Section 401 of the Internal Revenue Code, which provides benefits based on an employee's years of service and covered compensation. Covered compensation consists of Salary and Bonus as set forth in the Summary Compensation Table on page 9 of this Proxy Statement. The benefits are based on the average of the highest five consecutive years of covered compensation received during the last ten years of service. Benefits are estimated on straight-life annuity computations and do reflect offsets for primary Social Security benefits. Under the Code, the maximum amount of compensation that can be considered by a tax-qualified plan is $170,000, subject to annual adjustments. In addition, the Code limits the maximum amount of benefits that may be paid under such a plan. Accordingly, the Company has adopted an unfunded, nonqualified plan ("Restoration Plan") to provide supplemental retirement benefits to covered executives. The Restoration Plan benefit is based on the same benefit formula for the Qualified Plan except that it does not limit the amount of a participant's compensation or maximum benefit. The Company also maintains an additional nonqualified plan ("SERP") for Mr. Smith, which credits him with an additional .5 years of service for each year of service credited to him under the Qualified Plan. The benefits calculated under the Restoration Plan and SERP are offset by the participant's benefit payable under the Qualified Plan. The following table shows the annual benefits payable upon retirement at age 65 for various compensation and years of credited service combinations under these plans. Payment of the specified retirement benefits is contingent upon continuation of the plans in their present form until the employee retires. Directors who are not, or who have not been, employees of the Company will not receive benefits under the plans. The years of credited service for the persons named in the Summary Compensation Table are: Mr. Smith, seven years (plus an additional three and one-half years under the SERP); Mr. Hoes, three years; Mr. Glick, five years; Mr. Semlinger, 24 years and Mr. Perez, six years.

                                               ESTIMATED ANNUAL BENEFITS UPON RETIREMENT
AVERAGE ANNUAL COMPENSATION FOR     --------------------------------------------------------------
HIGHEST FIVE YEARS DURING            15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
LAST TEN YEARS                      OF SERVICE   OF SERVICE   OF SERVICE   OF SERVICE   OF SERVICE
-------------------------------     ----------   ----------   ----------   ----------   ----------
$  125,000                          $ 32,369     $ 43,827     $ 55,286     $ 66,744     $ 66,744
   150,000                            39,244       52,994       66,744       80,494       80,494
   175,000                            46,119       62,161       78,202       94,244       94,244
   200,000                            52,994       71,327       89,661      107,994      107,994
   225,000                            59,869       80,494      101,119      121,744      121,744
   250,000                            66,744       89,661      112,577      135,494      135,494
   300,000                            80,494      107,994      135,494      162,994      162,994
   400,000                           107,994      144,661      181,327      217,994      217,994

             EMPLOYMENT CONTRACT AND CHANGE IN CONTROL ARRANGEMENT

     The Company has entered into an employment agreement with Mr. Smith that currently expires December 31, 2002, with a minimum annual salary of $360,000, subject to review annually by the Compensation Committee. The Company has also entered into a severance agreement with Mr. Smith that provides for severance benefits to be paid to him following a change in control of the Company (as defined) or a termination of his employment. Maximum severance benefits at December 31, 1999, would be approximately $1,080,000, payable in a lump sum payment, such amount representing three times the salary and bonus received by Mr. Smith during the year. Similar agreements were entered into by Mssrs. Hoes, Glick, Semlinger and Perez with maximum severance benefits at December 31, 999 of approximately $345,600, $346,000, $345,000 and $236,000, respectively. These amounts represent two times the salary and bonus received by these individuals during the year.

--------------------------------------------------------------------------------
PROPOSAL 2:  APPROVAL OF  THE COMPANY'S INCENTIVE STOCK COMPENSATION PLAN 2000
--------------------------------------------------------------------------------

     The Board of Directors has unanimously approved the Lufkin Industries, Inc. Incentive Stock Compensation Plan 2000 (the "2000 Plan") and unanimously recommends and urges a vote FOR approval of the 2000 Plan. The 2000 Plan authorizes the grant of various stock, stock-based and cash awards to employees of the Company. The 2000 Plan became effective as of February 16, 2000 and is contingent upon the approval of the Shareholders. The purpose of the 2000 Plan is to promote the interests of the Company, by encouraging officers, employees, directors and consultants of the Company and its affiliates to acquire or increase their equity interest in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company thereby advancing the interests of the Company and its Shareholders. The 2000 Plan is also contemplated to enhance the ability of the Company and its affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company.

                           SUMMARY OF THE 2000 PLAN

     The full text of the 2000 Plan is set forth in Appendix A to this Proxy Statement. The essential features of the 2000 Plan are summarized below, but such summary is qualified in its entirety by reference to the full text of the 2000 Plan.

TYPES OF AWARDS

     The 2000 Plan permits the granting of any or all of the following types of awards ("Awards"): stock options, restricted stock, performance awards, phantom stock, bonus shares, other stock-based awards and/or cash awards.

ELIGIBILITY FOR PARTICIPATION

     Any employee, officer, or consultant of the Company and its affiliates and any director of the Company will be eligible to be designated a participant and receive an Award under the 2000 Plan. Currently, there are approximately 88 individuals eligible to participate in the 2000 Plan.

ADMINISTRATION

     The 2000 Plan is administered by a committee (the "Committee"), appointed by the Board of Directors, or if no committee is appointed, by the Board of Directors. It is intended that the Committee consist of "outside directors," within the meaning of Section 162(m) of the Code, who are "disinterested persons" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee will select the participants who will receive Awards, determine the type and terms of Awards to be granted and interpret and administer the 2000 Plan.

AMENDMENT AND TERMINATION

     The Board of Directors or the Committee, in their discretion may at any time or times amend, suspend, discontinue or terminate the 2000 Plan without the approval of the Shareholders of the Company, except (i) as is required by applicable law or (ii) as the Board of Directors determines is necessary to comply with any requirements of any securities exchange on which the Common Stock is listed. Shareholder approval is necessary, however, to (x) materially increase the shares authorized under the 2000 Plan or (y) materially increase the persons eligible to receive Awards under the 2000 Plan.

TERM OF THE 2000 PLAN

     Although the 2000 Plan may be sooner terminated, no additional Awards may be granted under the 2000 Plan after February 16, 2010. However, the 2000 Plan will remain in effect until all Awards granted prior to February 16, 2010 have been satisfied or expired.

STOCK SUBJECT TO THE 2000 PLAN

     Subject to adjustment as described below, 900,000 shares of Common Stock may be awarded under the 2000 Plan.

STOCK OPTIONS

     Stock options may be granted as incentive stock options ("ISOs") under
Section 422 of the Code (but only to employees of the Company and its subsidiaries), non-qualified stock options or a combination thereof. Stock options granted under the 2000 Plan are subject to the terms and conditions determined by the Committee, except that: (i) no stock options may be granted after the termination of the 2000 Plan; (ii) the exercise price of each option is determined by the Committee but, in no event may be less than fair market value per share of Common Stock at the date of grant; and (iii) no ISO may be granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless (a) at the time such ISO is granted, the option price is at least 110% of the fair market value of the stock subject to the option and (b) such ISO by its terms is not exercisable more than 5 years after it is granted. The maximum number of stock options that may be granted to any individual during a calendar year shall not exceed 300,000 shares.

RESTRICTED STOCK

     The Committee may also authorize grants of restricted stock. Restricted stock may not be disposed of by the holder until the restrictions specified in the Award expire. The Committee may base the expiration of the restrictions upon (i) the attainment of certain performance objectives established by the Committee and/or (ii) the holder's continued employment with the Company for a specified period of time. To the extent provided in the grant agreement, the holder will have the right to vote the shares, receive any dividends and enjoy all other shareholder rights, with respect to restricted stock. The maximum number of shares of restricted stock that may be granted to an individual during any calendar year shall not exceed 150,000.

PERFORMANCE AWARDS

     Performance Awards, if issued, may consist of payments in cash, shares of Common Stock or a combination thereof, payable upon the achievement of certain performance goals as determined by the Committee during the performance period. Each Award shall have a maximum value established by the Committee at the time of such Award. The maximum value of Performance Awards that may be granted to any participant during any calendar year is $1,000,000.

BONUS SHARES

     The Committee shall have the authority, in its discretion, to grant Bonus Shares to participants. Each Bonus Share shall constitute a transfer of an unrestricted share of Common Stock to a participant, without other payment therefor, as additional compensation for the participant's services to the Company. Bonus Shares shall be in lieu of a cash bonus that otherwise would be granted to the participant.

PHANTOM SHARES

     The Committee may grant Phantom Shares, payable in cash, shares of Common Stock or a combination thereof, in consideration of the fulfillment of such conditions as the Committee may specify including performance objectives. The Committee shall establish a period over which or the event upon which the Award shall vest, and each Award shall have a maximum value established by the Committee at the time of such Award. During the restricted period of the Phantom Shares, the participant will not have any right to transfer any rights under the Award and will not have any rights of ownership in the Phantom Shares. The maximum number of Phantom Shares that may be granted to any participant during any calendar year shall not exceed 150,000.

CASH AWARDS

     The Committee shall have the authority to determine the participants to whom Cash Awards shall be granted, the amount, and the terms or conditions, if any, as additional compensation for the participant's services to the Company or its affiliates. A Cash Award may be granted (simultaneously or subsequently) separately or in tandem with another Award and may entitle a participant to receive a specific amount of cash from the Company upon such other Award becoming taxable to the participant, which cash amount may be based on a formula relating to the anticipated taxable income associated with such other Award and the payment of the Cash Award.

OTHER STOCK-BASED AWARDS

     The Committee may grant to participants an Other Stock-Based Award, which shall consist of a right which is an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock as is deemed by the Committee to be consistent with the purposes of the 2000 Plan. Subject to the terms of the 2000 Plan, including the performance objectives, if any, applicable to such Award, the Committee shall determine the terms and conditions of any such Other Stock-Based Award. The maximum number of shares or the value for which Other Stock-Based Awards may be granted to any participant during any calendar year shall not exceed 300,000 shares, if the Award is in shares, or $1,000,000, if the Award is denominated in dollars.

PERFORMANCE OBJECTIVES

     The Committee shall determine the performance objectives, if any, to be achieved with respect to an Award during any performance period and the length of any performance period including one or more of the following: earnings per share; earnings before interest, taxes, depreciation and amortization expenses ("EBITDA"); earnings before interest and taxes ("EBIT"); EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue; market share; sales; costs; return on equity; operating cash flow; discretionary cash flow; return on net capital employed; and stock price performance.

TRANSFERABILITY

     An Award is not transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the holder's lifetime only by such holder or the holder's guardian or legal representative. However, the Committee may, in its discretion, provide in an option agreement (other than with respect to an ISO) that the option right granted to the individual may be transferred (in whole or in part) and shall be subject to such terms and conditions as the Committee may impose thereon.

ADJUSTMENTS

     The Committee may provide for adjustment of Awards under the 2000 Plan if it determines such adjustment is required to prevent dilution or enlargement of the rights of participants in the 2000 Plan that would otherwise result from a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, reorganization or other similar corporate transaction.

FEDERAL INCOME TAX CONSEQUENCES

     The following summary is based on the applicable provisions of the Code as currently in effect and the income tax regulations and proposed income tax regulations thereunder. The 2000 Plan is not qualified under Section 401(a) of the Code.

     Non-qualified Options. No federal income tax is imposed on the optionee upon the grant of a non-qualified option. Upon the exercise of a non-qualified option, the optionee will generally be treated as receiving compensation taxable as ordinary income in the year of exercise, in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price paid for such shares of Common Stock. Upon a subsequent disposition of the shares of Common Stock received upon exercise of a non-qualified option, any difference between the fair market value of the shares of Common Stock at the time of exercise and the amount realized on the disposition would be treated as long-term or short-term capital gain or loss, depending on the holding period of the shares. Upon an optionee's exercise of a non-qualified option, the Company may claim a deduction for compensation paid at the same time and in the same amount as income is recognized by the optionee, if and to the extent that the amount is an ordinary expense and satisfies the test of reasonable compensation.

     Incentive Stock Options. No federal income tax is imposed on the optionee upon the grant of an ISO. If the optionee does not dispose of shares acquired pursuant to his exercise of an ISO within two years from the date the option was granted or within one year after the shares were transferred to him (the "Holding Period"), except for the item of tax adjustment described below under "Alternative Minimum Tax," no income would be recognized by the optionee by reason of his exercise of the option, and the difference between the option price and the amount realized upon a subsequent disposition of the shares of Common Stock would be treated as a long-term capital gain or loss. In such event, the Company would not be entitled to any deduction in connection with the grant or exercise of the option or the disposition of the shares of Common Stock so acquired.

     If, however, an optionee disposes of shares of Common Stock acquired pursuant to his exercise of an ISO before the Holding Period has expired, the optionee would be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as being received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares of Common Stock at the time of exercise (or, in the case of a sale in which a loss, if sustained, would be recognized, the amount realized on the sale, if less) over the option price; any amount realized in excess of the fair market value of the shares of Common Stock at the time of exercise would be treated as long-term or short-term capital gain, depending on the holding period of the shares of Common Stock.

     Alternative Minimum Tax. The excess of the fair market value of shares of Common Stock acquired upon exercise of an ISO over the exercise price paid for such shares is an adjustment to alternative minimum taxable income for the optionee's taxable year in which such exercise occurs (unless the shares of Common Stock are disposed of in the same taxable year).

     Payment of Option Price in Shares. In the case of a non-qualified option, if the option price is paid by the delivery of shares of Common Stock previously acquired by the optionee having a fair market value equal to the option price ("Previously Acquired Shares"), gain or loss would not be recognized on the exchange of the Previously Acquired Shares for a like number of shares of Common Stock pursuant to such an exercise of the option, and the optionee's basis in the number of shares of Common Stock received equal to the Previously Acquired Shares would be the same as his basis in the Previously Acquired Shares. In addition, the optionee would be treated as receiving compensation taxable as ordinary income equal to fair market value at the time of exercise of the shares of Common Stock received in excess of the number of Previously Acquired Shares, and the optionee's basis in such excess shares of Common Stock would generally be equal to their fair market value at the time of exercise.

     In the case of an ISO, the federal income tax consequences to the optionee of the payment of the option price with Previously Acquired Shares will depend on the nature of the Previously Acquired Shares. If the Previously Acquired Shares were acquired through the exercise of a qualified stock option, an ISO or an option granted under an employee stock purchase ("Statutory Option") and if such Previously Acquired Shares were being transferred prior to the expiration of the applicable minimum statutory holding period, the transfer would be treated as a disqualifying disposition of the Previously Acquired Shares. If the Previously Acquired Shares were acquired other than pursuant to the exercise of a Statutory Option, or were acquired pursuant to the exercise of a Statutory Option but have been held for the applicable minimum statutory holding period, no gain or loss should be recognized on the exchange of the Previously Acquired Shares. In either case, (i) the optionee's basis in the number of shares of Common Stock acquired equal to the number of Previously Acquired Shares would be the same as his basis in the Previously Acquired Shares, increased by any income recognized to the optionee upon the disqualifying disposition of the Previously Acquired Shares, (ii) the optionee's basis in the shares of Common Stock acquired in excess of the number of Previously Acquired Shares would be zero and (iii) the other incentive stock option rules would apply. Upon a subsequent disqualifying disposition of the shares of Common Stock so received, the shares of Common Stock with the lowest basis would be treated as disposed of first.

     Restricted Stock.   In general, a participant will not recognize any
taxable income at the time of the grant of an award of Restricted Stock, but upon the lapse of the restrictions applicable to such award (i.e., when the shares subject to the award are issued to the participant as either vested or transferable shares) will recognize ordinary income equal to the fair market value of the shares on the date the restrictions on the award lapsed, and the Company will be entitled to a deduction for a corresponding amount to the extent such amount is an ordinary and necessary expense and satisfies the test of reasonable compensation. A taxable disposition of such shares by the participant will be subject to the same treatment described above for a taxable disposition of shares acquired upon an exercise of a non-qualified stock option.

     The participant may elect to recognize income with respect to the Restricted Stock on the date of grant ("Section 83(b) election"). In such case, the amount of the participant's ordinary income on such date will be determined as the fair market value of the shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. The Section 83(b) election must be made within 30 days of the grant and must satisfy certain other requirements. The Company will, in general, be entitled to a deduction equivalent in amount to that which is included in the participant's income if and to the extent such amount is an ordinary and necessary expense and satisfies the test of reasonable compensation

     Performance Awards and Phantom Shares. In general, a participant who receives a Performance Award or Phantom Shares will not be taxed on the receipt of the Performance Award or Phantom Shares but instead will be taxed on the fair market value of the shares upon the lapse of the restrictions applicable to such award (i.e., when the shares subject to the award are issued to the employee as either vested or transferable shares). If the payment is made in cash, the participant will be taxed upon receipt of the cash payment.

     The Company will be entitled to a deduction for a corresponding amount if and to the extent that the amount is an ordinary and necessary expense and satisfies the test of reasonable compensation. If, upon a taxable disposition of the shares, the participant receive more or less than its basis in the shares, the gain or loss will be long-term or short-term capital gain or loss, depending on the holding period of the shares, measured from the date that the receipt of the shares was a taxable event to the participant.

     Bonus Shares. In general, a participant who receives Bonus Shares will be taxed on the fair market value of the Bonus Shares on the date the Bonus Shares are issued to the participant. The Company will be entitled to a deduction for a corresponding amount if and to the extent that the amount is an ordinary expense and satisfies the test of reasonable compensation. If, upon a taxable disposition of the Bonus Shares, the participant receives more or less than his or her basis in the Bonus Shares, the gain or loss will be long-term or short-term capital gain or loss, depending on the holding period of the Bonus Shares, measured from the date that the receipt of the Bonus Shares was a taxable event to such participant.

     Other Stock-Based Awards. Generally, other Stock-Based Awards will be subject to tax in the same manner as described above for a similar stock award.

     Cash Awards. An individual who receives a Cash Award will be taxed upon receipt of the cash payment. The Company will be entitled to a deduction for a corresponding amount if and to the extent that the amount is an ordinary expense and satisfies the test of reasonable compensation.

     Additional Tax Consequences. In the event that the acceleration of vesting or any payment, distribution or issuance of stock is subject to the golden parachute 20% excise tax pursuant to Section 4999(a) of the Code, the participant whose benefit is subject to such tax is entitled to receive a gross-up payment from the Company so that the amount of the "net" benefit received by such participant shall equal the amount of the benefit that would have been received in the absence of a golden parachute tax. Section 280G of the Code prevents the deductibility by the Company of amounts subject to the excise tax under Code Section 4999.

--------------------------------------------------------------------------------
PROPOSAL 3:  APPROVAL OF AUDITORS
--------------------------------------------------------------------------------

     The Board of Directors proposes the appointment of the firm of Arthur Andersen LLP as the Company's auditors for the year ending December 31, 2000. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions from those attending such meeting. Arthur Andersen LLP has served as auditors for the Company since 1958. Their appointment as auditors for the year ended December 31, 1999 was approved by the shareholders at the last annual meeting on May 5, 1999.

--------------------------------------------------------------------------------
PROPOSALS OF SHAREHOLDERS
--------------------------------------------------------------------------------

     A proposal of a shareholder intended to be presented at the next annual meeting must be received at the Company's principal executive offices no later than December 8, 2000 if the shareholder making the proposal desires such proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting. The Company has also adopted Bylaw provisions which require that nominations of persons for election to the Board of Directors and the proposal of business by shareholders at an annual meeting of shareholders must fulfill certain requirements which include the requirement that notice of such nominations or proposals must be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the
anniversary of the prior annual meeting.   In order to be timely for next year's
annual meeting such notice must be delivered between February 2, 2001 and March 4, 2001. If such timely notice of a shareholder proposal is not given, the proposal may not be brought before the annual meeting. If timely notice is given but is not accompanied by a written statement to the extent required by applicable securities laws, the Company may exercise discretionary voting authority over proxies with respect to such proposal if presented at the annual meeting.

--------------------------------------------------------------------------------
ADDITIONAL FINANCIAL INFORMATION
--------------------------------------------------------------------------------

     Shareholders may obtain additional financial information for the year ended December 31, 1999 from the Company's Form 10-K Report filed with the Securities and Exchange Commission. A copy of the Form 10-K Report may be obtained without charge by written request to the Secretary, Lufkin Industries, Inc., P.O. Box 849, Lufkin, Texas 75902.

--------------------------------------------------------------------------------
OTHER MATTERS
--------------------------------------------------------------------------------

     The Board of Directors has at this time no knowledge of any matters to be brought before the meeting other than those referred to above. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment on such matters.

                              By Order of the Board of Directors


                                         PAUL G. PEREZ
                                           Secretary

                                                                      APPENDIX A

                            LUFKIN INDUSTRIES, INC.
                    INCENTIVE STOCK COMPENSATION PLAN 2000


     SECTION 1.   Purpose of the Plan.
                  -------------------

     The Lufkin Industries, Inc. Incentive Stock Compensation Plan 2000 (the "Plan") is intended to promote the interests of Lufkin Industries, Inc., a Delaware corporation (the "Company"), by encouraging officers, employees, directors and consultants of the Company and its Affiliates to acquire or increase their equity interest in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company thereby advancing the interests of the Company and its stockholders. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company.

     SECTION 2.   Definitions.
                  -----------

     As used in the Plan, the following terms shall have the meanings set forth below:

     "Affiliate" shall mean (i) any "parent corporation" of the Company (as defined in Section 424(e) of the Code) and any "subsidiary corporation" of any such corporation (as defined in Section 424(f) of the Code), (ii) any entity that, directly or through one or more intermediaries, is controlled by the Company, and (iii) any entity in which the Company has a significant equity interest, as determined by the Committee.

     "Award" shall mean any Option, Restricted Stock, Performance Award, Phantom Shares, Bonus Shares, Other Stock-Based Award or Cash Award.

     "Award Agreement" shall mean any agreement, contract, or other instrument or document (written or electronic) evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

     "Board" shall mean the Board of Directors of the Company.

     "Bonus Shares" shall mean an award of Shares granted pursuant to Section 6(d) of the Plan.

     "Cash Award" shall mean an award payable in cash granted pursuant to
Section 6(f) of the Plan.

     "Change in Control" shall mean the occurrence of any one of the following events:

          (a) any "person," as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an executive benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company) together with its "Affiliates" and "Associates", as such term is defined in Rule 12b-2 of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the Company's common stock or of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors;

          (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or
     (d) of this definition) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

          (c) the shareholders of the Company approve a merger or consolidation of the Company with any other company other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 65% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 25% of the combined voting power of the Company's then outstanding securities; or

          (d) the shareholders of the Company adopt a plan of complete liquidation of the Company or approve an agreement for the sale, exchange or disposition by the Company of "all or a significant portion of the Company's assets," which for this purpose shall mean a sale or other disposition transaction or series of related transactions involving assets of the Company or any subsidiary (including the stock of any subsidiary) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than 35% of the fair market value of the Company (as hereinafter defined). For purposes of the preceding sentence, the "fair market value of the Company" shall be the aggregate market value of the outstanding shares of common stock of the Company (on a fully diluted basis) plus the aggregate market value of the Company's other outstanding equity securities. The aggregate market value of the shares of common stock of the Company shall be determined by multiplying the number of shares of the Company's common stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") by the market value per share immediately preceding the Transaction Date or by such other method as the Board shall reasonably determine is appropriate. The aggregate market value of any other equity securities of the Company shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of common stock of the Company or by such other method as the Board shall reasonably determine is appropriate.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

     "Committee" shall mean the committee appointed by the Board to administer the Plan or, if none, the Board.

     "Consultant" shall mean any individual, other than a Director or an Employee, who renders consulting services to the Company or an Affiliate for a fee.

     "Director" shall mean a "non-employee director" of the Company, as defined in Rule 16b-3.

     "Employee" shall mean any employee of the Company or an Affiliate.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" shall mean, with respect to Shares, the closing sales price of a Share on the applicable date (or if there is no trading in the Shares on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event the Shares are not publicly traded at the time a determination of its fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

     "Option" shall mean an option granted under Section 6(a) of the Plan. Options granted under the Plan may constitute "incentive stock options" for purposes of Section 422 of the Code or nonqualified stock options.

     "Other Stock-Based Award" shall mean an award granted pursuant to Section 6(g) of the Plan that is not otherwise specifically provided for, the value of which is based in whole or in part upon the value of a Share.

     "Participant" shall mean any Director, Employee or Consultant granted an Award under the Plan.

     "Performance Award" shall mean any right granted under Section 6(c) of the Plan.

     "Performance Objectives" means the objectives, if any, established by the Committee that are to be achieved with respect to an Award granted under this Plan, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of a division, subsidiary, department or function within the Company or an Affiliate in which the Participant receiving the Award is employed or in individual or other terms, and which will relate to the period of time determined by the Committee. The Performance Objectives intended to qualify under Section 162(m) of the Code shall be with respect to one or more of the following: earnings per share; earnings before interest, taxes, depreciation and amortization expenses ("EBITDA"); earnings before interest and taxes ("EBIT"); EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue; market share; sales; costs; return on equity; operating cash flow; discretionary cash flow; return on net capital employed; and stock price performance. Which objectives to use with respect to an Award, the weighting of the objectives if more than one is used, and whether the objective is to be measured against a Company-established budget or target, an index or a peer group of companies, shall be determined by the Committee in its discretion at the time of grant of the Award. A Performance Objective need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses.

     "Person" shall mean individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

     "Phantom Shares" shall mean an Award of the right to receive Shares issued at the end of a Restricted Period which is granted pursuant to Section 6(e) of the Plan.

     "Restricted Period" shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

     "Restricted Stock" shall mean any Share, prior to the lapse of restrictions thereon, granted under Sections 6(b) of the Plan.

     "Rule 16b-3" shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

     "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

     "Shares" or "Common Shares" or "Common Stock" shall mean the common stock of the Company, $1.00 par value, and such other securities or property as may become the subject of Awards under the Plan.

     SECTION 3.  Administration.
                 --------------

     The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall
be the acts of the Committee.   Subject to the following, the Committee, in its
sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose. Upon any such delegation all references in the Plan to the "Committee", other than in Section 7, shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer's right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer or a member of the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;
(vii) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder and any Employee.

     SECTION 4.  Shares Available for Awards.
                 ---------------------------

     (a) Shares Available. Subject to adjustment as provided in Section 4(c), the number of Shares with respect to which Awards may be granted under the Plan shall be 900,000. If any Award is exercised, paid, forfeited, terminated or canceled without the delivery of Shares, then the Shares covered by such Award, to the extent of such payment, exercise, forfeiture, termination or cancellation, shall again be Shares with respect to which Awards may be granted.

     (b) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

     (c) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted,
(ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

     SECTION 5.   Eligibility.
                  -----------

     Any Employee, Director or Consultant shall be eligible to be designated a Participant and receive an Award under the Plan.

     SECTION 6.   Awards.
                  ------

     (a) Options. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

          (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee at the time the Option is granted, but shall not be less than the Fair Market Value per Share on such grant date.

          (ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part (which may include the achievement of one or more Performance Objectives), and the method or methods by which, and the form or forms (which may include, without limitation, cash, check acceptable to the Company, Shares already-owned for more than six months, outstanding Awards, Shares that would otherwise be acquired upon exercise of the Option, a "cashless-broker" exercise through procedures approved by the Company, other securities or other property, loans, notes approved by the Committee, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made.

          (iii) Incentive Stock Options. The terms of any Option granted under the Plan intended to be an incentive stock option shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Incentive stock options may be granted only to employees of the Company and its parent corporation and subsidiary corporations, within the meaning of Section 424 of the Code. To the extent the aggregate Fair Market Value of the Shares (determined as of the date of grant) of an Option to the extent exercisable for the first time during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such Option Shares in excess of $100,000 shall be nonqualified stock options.

          (iv) Limits. The maximum number of Options that may be granted to any Participant during any calendar year shall not exceed 300,000 Shares.

     (b) Restricted Stock. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Participants to whom Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each such Participant, the duration of the Restricted Period during which, and the conditions, including Performance Objectives, if any, under which if not achieved, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards. Unless subject to the achievement of Performance Objectives or a special determination is made by the Committee as to a shorter Restricted Period, the Restricted Period shall not be less than three years.

          (i) Dividends. Dividends paid on Restricted Stock may be paid directly to the Participant, may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Committee or sequestered and held in a bookkeeping cash account (with or without interest) or reinvested on an immediate or deferred basis in additional shares of Common Stock, which credit or shares may be subject to the same restrictions as the underlying Award or such other restrictions, all as determined by the Committee in its discretion.

          (ii) Registration. Any Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

          (iii) Forfeiture and Restrictions Lapse. Except as otherwise determined by the Committee or the terms of the Award that granted the Restricted Stock, upon termination of a Participant's employment (as determined under criteria established by the Committee) for any reason during the applicable Restricted Period, all Restricted Stock shall be forfeited by the Participant and reacquired by the Company. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Stock promptly after the applicable restrictions have lapsed or otherwise been satisfied.

          (iv) Transfer Restrictions. During the Restricted Period, Restricted Stock will be subject to the limitations on transfer as provided in Section 6(h)(iii).

          (v) Limits. The maximum number of Shares of Restricted Stock that may be granted to any Participant during any calendar year shall not exceed 150,000 Shares.

     (c) Performance Awards. The Committee shall have the authority to determine the Participants who shall receive a Performance Award, which shall be denominated as a cash amount (e.g., $100 per award unit) at the time of grant and confer on the Participant the right to receive payment of such Award, in whole or in part, upon the achievement of such Performance Objectives during such performance periods as the Committee shall establish with respect to the Award.

          (i) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the Performance Objectives to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount of any payment or transfer to be made pursuant to any Performance Award.

          (ii) Payment of Performance Awards. Performance Awards, to the extent earned, shall be paid (in cash and/or in Shares, in the sole discretion of the Committee) in a lump sum following the close of the performance period.

          (iii) Limits. The maximum value of Performance Awards that may be granted to any Participant during any calendar year shall not exceed $1,000,000.

     (d) Bonus Shares. The Committee shall have the authority, in its discretion, to grant Bonus Shares to Participants. Each Bonus Share shall constitute a transfer of an unrestricted Share to the Participant, without other payment therefor, as additional compensation for the Participant's services to the Company. Bonus Shares shall be in lieu of a cash bonus that otherwise would be granted to the Participant.

     (e) Phantom Shares. The Committee shall have the authority to grant Awards of Phantom Shares to Participants upon such terms and conditions as the Committee may determine.

          (i) Terms and Conditions. Each Phantom Share Award shall constitute an agreement by the Company to issue or transfer a specified number of Shares or pay an amount of cash equal to a specified number of Shares, or a combination thereof to the Participant in the future, subject to the fulfillment during the Restricted Period of such conditions, including Performance Objectives, if any, as the Committee may specify at the date of grant. During the Restricted Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Phantom Shares and shall not have any right to vote such shares.

          (ii) Dividends. Any Phantom Share award may provide that amount equal to any or all dividends or other distributions paid on Shares during the Restricted Period be credited in a cash bookkeeping account (without interest) or that equivalent additional Phantom Shares be awarded, which account or shares may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

          (iii) Limits. The maximum number of Phantom Shares that may be granted to any Participant during any calendar year shall not exceed 150,000.

     (f) Cash Awards. The Committee shall have the authority to determine the Participants to whom Cash Awards shall be granted, the amount, and the terms or conditions, if any, as additional compensation for the Participant's services to the Company or its Affiliates. A Cash Award may be granted (simultaneously or subsequently) separately or in tandem with another Award and may entitle a Participant to receive a specified amount of cash from the Company upon such other Award becoming taxable to the Participant, which cash amount may be based on a formula relating to the anticipated taxable income associated with such other Award and the payment of the Cash Award.

     (g) Other Stock-Based Awards. The Committee may grant to Participants an Other Stock-Based Award, which shall consist of a right which is an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares as is deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, including the Performance Objectives, if any, applicable to such Award, the Committee shall determine the terms and conditions of any such Other Stock-Based Award. The maximum number of Shares or the value for which Other Stock-Based Awards may be granted to any Participant during any calendar year shall not exceed 300,000 Shares, if the Award is in Shares, or $1,000,000, if the Award is denominated in dollars.

     (h)  General.

          (i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

          (ii) Forms of Payment by Company Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

          (iii)  Limits on Transfer of Awards.

               (A) Except as provided in (C) below, each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant's lifetime, or by the person to whom the Participant's rights shall pass by will or the laws of descent and distribution.

               (B) Except as provided in (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of Restricted Stock, to the Company) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

               (C) Notwithstanding anything in the Plan to the contrary, to the extent specifically provided by the Committee with respect to a grant, a nonqualified stock option may be transferred to immediate family members or related family trusts, or similar entities on such terms and conditions as the Committee may establish.

          (iv) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Award exceed a period of 10 years from the date of its grant.

          (v) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          (vi) Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.

          (vii) Delivery of Shares or other Securities and Payment by Participant of Consideration. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price, tax payment or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, withholding of Shares, cashless exercise with simultaneous sale, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

     SECTION 7.  Amendment and Termination.
                 -------------------------

     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

     (a) Amendments to the Plan. Except as required by applicable law or the rules of the principal securities market on which the shares are traded and subject to paragraph (b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, no such amendment may be made without stockholder approval, if such amendment would (i) materially increase the number of Shares authorized under the Plan or (ii) materially increase the Persons eligible to receive Awards under the Plan.

     (b) Amendments to Awards. Subject to paragraph (d) below, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to paragraph (c), in any Award shall reduce the benefit to Participant without the consent of such Participant.

     (c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to paragraph (d) below, the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

     (d) Section 162(m). The Committee, in its sole discretion and without the consent of the Participant, may amend (i) any stock-based Award to reflect (1) a change in corporate capitalization, such as a stock split or dividend, (2) a corporate transaction, such as a corporate merger, a corporate consolidation, any corporate separation (including a spinoff or other distribution of stock or property by a corporation), any corporate reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the
Code), (3) any partial or complete corporate liquidation, or (4) a change in accounting rules required by the Financial Accounting Standards Board and (ii) any Award that is not intended to meet the requirements of Section 162(m) of the Code, to reflect significant event that the Committee, in its sole discretion, believes to be appropriate to reflect the original intent in the grant of the Award. With respect to an Award that is subject to Section 162(m) of the Code, the Committee (i) shall not take any action that would disqualify such Award and
(ii) must first certify that the Performance Objectives, if applicable, have been achieved before the Award may be paid.

     SECTION 8.   Change in Control.
                  -----------------

     (a) Subject to paragraph (b) below, in the event of a Change in Control of the Company all outstanding Awards automatically shall become fully vested immediately prior to such Change in Control (or such earlier time as set by the Committee), all restrictions, if any, with respect to such Awards shall lapse, all performance criteria, if any, with respect to such Awards shall be deemed to have been met in full (at the highest level), and unless the Company survives as an independent publicly traded company, all Options outstanding at the time of the event or transaction shall terminate, except to the extent provision is made in writing in connection with such event or transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor entity, or the parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided.

     (b) Notwithstanding anything to the contrary in this Plan, if a Participant is a "disqualified individual" (as defined in Section 280G(c) of the Code) and the accelerated vesting of an Award and/or the termination of the Restricted Period occurs with respect to a Change in Control, together with any other payments which the Participant has the right to receive from any Person, whether or not under this Plan, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), such accelerated vesting and/or termination of the Restricted Period provided under the paragraph above shall be reduced to the extent necessary (beginning with Options) so that the present value thereof (as determined for parachute purposes) to the Participant will be $1.00 less than three times the Participant's "base amount" (as defined in Section 280G of the Code) but only if such reduction produces a better net after-tax position to the Participant. Such determination shall be made by the Company in good faith.

    SECTION 9.   General Provisions.
                 ------------------

    (a) No Rights to Awards. No Director, Employee, Consultant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Consultants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

    (b) Withholding. The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, Shares that would otherwise be issued pursuant to such Award, other Awards or other property) of any applicable taxes payable in respect of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. Notwithstanding the above, a Participant who is subject to Rule 16b-3 may direct the Company to satisfy such Participant's tax withholding obligation through the "constructive" tender of already-owned Shares or the withholding of Shares otherwise to be acquired upon the exercise or payment of such Award.

    (c) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

    (d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles, and applicable federal law.

    (e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

    (f) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance of transfer or such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

    (g) No Trust or Fund Created. Neither the Plan nor the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Affiliate.

    (h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

    (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

    SECTION 10.   Designation of Beneficiary.
                  --------------------------

        Each Participant to whom an Award has been made under this Plan may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to exercise any rights or receive any payment that under the terms of such Award may become exercisable or payable on or after the Participant's death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named by a deceased Participant, or the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant's estate. If a Participant designates more than one beneficiary, any such exercise or payment under this Plan shall be made in equal shares unless the Participant has designated otherwise, in which case the exercise or payment shall be made in the shares designated by the Participant.

    SECTION 11.   Effective Date of the Plan.
                  --------------------------

        The Plan shall become effective upon its adoption by the Board; however, no Award may become exercisable or payable unless, and until the Plan is approved by the stockholders of the Company within 12 months of the date it is adopted by the Board. In the event such stockholder approval is not obtained, all Awards then outstanding on the first anniversary of the date adopted by the Board shall be automatically cancelled without payment.

    SECTION 12.   Term of the Plan.
                  ----------------

    No Award shall be granted under the Plan after the 10th anniversary of the date the Plan is adopted by the Board. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

                            LUFKIN INDUSTRIES, INC.

               This Proxy is Solicited by the Board of Directors

The undersigned hereby constitutes and appoints DOUGLAS V. SMITH and PAUL G. PEREZ, and each or either of them, lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend the annual meeting of shareholders of LUFKIN INDUSTRIES, INC., (herein the "Company") to be held at the Museum of East Texas, 503 North Second, Lufkin, Texas, at 9:00 a.m., Lufkin Time, on the 3rd day of May, 2000, and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereat, as provided below, the number of shares the undersigned would be entitled to vote if personally present.

1. Election of Douglas V. Smith, Simon W. Henderson, III and Melvin E. Kurth, Jr. to the Company's board to serve until the annual shareholders' meeting held in 2003 or until their successors have been elected and qualified.

2. The ratification and approval of the Lufkin Industries, Inc. Incentive Compensation Plan 2000.

3. The appointment of Arthur Andersen LLP, independent certified public accountants, as the Company's auditors for the year 2000.

  In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other business as may properly come before such meeting or any adjournments thereof.

  Every properly signed proxy will be voted in accordance with the specification made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, and 3. All prior proxies are hereby revoked.

  This proxy will also be voted in accordance with the discretion of the proxies or proxy on any other business. Receipt is hereby acknowledged of the Notice of Annual Meeting and Proxy Statement of the Company dated April 7, 2000

____                                                                                                                           ____
                                                      LUFKIN INDUSTRIES, INC.
                           PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY     [_]

[                                                                                                                                  ]


1. Election of Directors.                                       For    Withheld    For All
   Nominees: 01) Douglas V. Smith, 02) Simon W. Henderson,      All      All       Except
   III and 03) Melvin E. Kurth, Jr.                             [_]      [_]        [_]

                                 _________________________
                                     Nominee Exception
                                                                For    Against    Abstain
2. To ratify and approve the Lufkin Industries, Inc.            [_]      [_]        [_]
   Incentive Compensation Plan 2000.

                                                                For    Against    Abstain
3. To appoint Arthur Andersen LLP as the independent auditors   [_]      [_]        [_]
   of the Company for the year 2000.


                                                               NOTE: (Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, etc., please give full title as such. For joint accounts, each joint owner should sign.)

                                                                                    Dated: ___________________________, 2000
                                                               Signature(s) ________________________________________________
                                                                                    Dated: ___________________________, 2000
                                                               Signature(s) ________________________________________________

____                                                                                                                           ____
                                                       FOLD AND DETACH HERE


                      PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE